Exhibit 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Chris E. Paterson, President and Chief Executive Officer of Patient Infosystems, Inc. (the “Company”), and Glen A. Spence, Executive Vice President and Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.

The Company’s Annual Report on Form 10-KSB for the period ended December 31, 2005, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.

The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 31st day of March, 2006.

/s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer (Principal Executive Officer)	/s/ Glen A. Spence Glen A. Spence Executive Vice President and Chief Financial Officer (Principal Financial Officer)

This certification “accompanies” the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.